UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2019
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On August 26, 2019, the Board of Directors of Vonage Holdings Corp. (the "Company") appointed Priscilla Hung to serve as a member of the Company's Board of Directors. Ms. Hung will be compensated on the same basis as all other non-employee directors of the Company, as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2019 and incorporated herein by reference. Ms. Hung will serve as a Class II director of the Company and will be nominated for re-election at the 2020 annual meeting of stockholders.

Ms. Hung is currently the Chief Operating Officer of Guideware Software, Inc., a position she has held since May 2017. Ms. Hung has also served in various positions at Guideware, including Chief Administrative Officer & SVP of Corporate Development from September 2014 to May 2017, and other positions including Business Development, Strategic Finance, Corporate Structure, and Legal Affairs since 2005. Prior to these positions at Guideware, Ms. Hung held several management positions at Ariba Inc., including Director of Operations and Director of Global Channels and Alliances. Previously, Ms. Hung held several channel, business development, and product marketing positions at Sun Microsystems, Uniface/Compuware, Pyramid/Siemens Nixdorf, and Oracle Corporation.

Ms. Hung was not appointed to any committees.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	August 29, 2019	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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